Exhibit 99.2

Press

Release

Contact:	Mark E. Patten, Sr. Vice President & Chief Financial Officer mpatten@ctlc.com
Phone:	(386) 944-5643
Facsimile:	(386) 274-1223

FOR IMMEDIATE RELEASE	CONSOLIDATED TOMOKA ANNOUNCES ENGAGEMENT OF DEUTSCHE BANK SECURITIES INC. TO EXPLORE STRATEGIC ALTERNATIVES INCLUDING POSSIBLE SALE OF COMPANY

February 9, 2016 – DAYTONA BEACH, FLORIDA – Consolidated-Tomoka Land Co. (NYSE MKT: CTO) (the “Company”) today announced that a special committee of independent directors (the “Special Committee”), formed by the Company’s Board of Directors (the “Board”) for the purpose of exploring strategic alternatives to further enhance shareholder value, has engaged Deutsche Bank Securities Inc. (“Deutsche Bank”) as independent advisor to the Special Committee.

As previously announced, the Company had received a shareholder proposal to be voted upon by the Company’s shareholders at the 2016 annual meeting, requesting that the Board engage an independent advisor to evaluate a sale of the Company or the orderly liquidation of its assets (the “Shareholder Proposal”).  In November 2015, the Board decided to initiate the process called for by the Shareholder Proposal in advance of the Shareholder Proposal being voted upon by shareholders at the Company’s annual meeting scheduled for April 2016, and solicited proposals from a number of financial advisory firms to advise the Company as to its options for maximizing shareholder value, including the options of sale of the Company, sale of assets or the continued pursuit of the Company’s business plan.  After thorough consideration of the proposals from the financial advisory firms, the Special Committee engaged Deutsche Bank for the purpose of exploring the aforementioned strategic alternatives.

The Special Committee is proceeding in a diligent and orderly manner, but has not set a definitive timetable for completion of this process. There can be no assurance that this review process will result in a sale transaction or other strategic alternatives of any kind. The Company does not intend to disclose developments or provide updates on the progress or status of this process unless and until it deems further disclosure to be appropriate or required.

About Consolidated-Tomoka Land Co.

Consolidated-Tomoka Land Co. is a Florida-based publicly traded real estate company, which owns a portfolio of income investments in diversified markets in the United States including more than 1.7 million square feet of income properties, as well as over 10,500 acres of land in the Daytona Beach area. Visit our website at www.ctlc.com.

We encourage you to review our most recent investor presentation, which has been updated for Q3 2015, available on our website at www.ctlc.com.

SAFE HARBOR

Certain statements contained in this press release (other than statements of historical fact) are forward-looking statements.  Words such as “believe,” “estimate,” “expect,” “intend,” “anticipate,” “will,” “could,” “may,” “should,” “plan,” “potential,” “predict,” “forecast,” “project,” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates on which they were made.  Although forward-looking statements are made based upon management’s expectations and beliefs concerning future developments and their potential effect upon the Company, a number of factors could cause the Company’s actual results to differ materially from those set forth in the forward-looking statements. Such factors may include uncertainties associated with closing land sales transactions, including our ability to obtain necessary governmental approvals or to satisfy other closing conditions, the possible strategic alternatives that might be identified during a review of strategic alternatives, as well as the uncertainties and risk factors discussed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, each filed with the Securities and Exchange Commission.  There can be no assurance that future developments will be in accordance with management’s expectations or that the effect of future developments on the Company will be those anticipated by management.